Exhibit (e)(5)(vii)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA DISTRIBUTORS, LLC/CLASS IA SHARES

AMENDMENT NO. 5 to the Amended and Restated Distribution Agreement (“Amendment No. 5”), dated as of September 30, 2005, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC, a Delaware corporation (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement relating to Class IA Shares dated as of July 15, 2002 (the “Agreement”) and as amended by Amendment No. 1 dated as of May 2, 2003, Amendment No. 2 dated as of July 8, 2004, Amendment No. 3 dated as of October 1, 2004 and Amendment No. 4 dated as of May 1, 2005 (collectively, the “Amendments”). Capitalized terms, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. Appendix A. Appendix A to the Agreement and Amendments, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Jamie Shepherdson
	Steven M. Joenk		Jamie Shepherdson
	President and Chief Executive Officer		Chief Executive Officer

APPENDIX A

AMENDMENT NO. 5 TO THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Large Cap Growth Portfolio
(fka EQ/Alliance Premier Growth Portfolio)

EQ/Ariel Appreciation II Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio
(fka EQ/Emerging Markets Equity Portfolio)

EQ/Equity 500 Index Portfolio
(fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/FI Small/Mid Cap Value Portfolio
(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio
(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio
(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio
(fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio
(fka EQ/MFS Investors Growth Portfolio)

EQ/Money Market Portfolio

EQ/JP Morgan Value Opportinites Portfolio
(fka EQ/Putnam Growth & Income Value Portfolio)

EQ/Capital Guardian Growth Portfolio
(fka EQ/Putnam Voyager Portfolio)
(fka EQ/Putnam Investors Growth Portfolio)

EQ/Small Company Index Portfolio
(fka BT Small Company Index Portfolio)

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio